UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 18, 2011

______________________________

KBR, INC.
(Exact name of registrant as specified in its charter)

                                                                  Delaware                                                  1-33146                                             20-4536774
                                                                      (State or other jurisdiction                    (Commission File Number)                        (IRS Employer
                                                                       of incorporation)                                                                                               Identification No.)

                                                                        601 Jefferson Street
                                                                   Suite 3400
                                                                     Houston, Texas                                                         77002
                                                                         (Address of principal executive offices)                                    (Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

KBR, Inc. announced that Roy Oelking was appointed as Group President, KBR Hydrocarbons. Mr. Oelking replaces John Rose, who has been appointed Executive Vice President Operations, replacing Dennis Calton who will head one of KBR’s Hydrocarbons business units as President, KBR Oil and Gas. Prior to his current role, Mr. Oelking served as President of KBR's Oil and Gas division. This included oversight for KBR’s onshore and offshore Oil and Gas projects worldwide and for KBR subsidiary companies Granherne and GVA Consultants.  Prior to joining KBR in 2008, Mr. Oelking held the position of Sr. Vice President - Upstream with Worley Parsons. Mr. Oelking also worked for J. Ray McDermott for 29 years, leaving in 2003 as Vice President of Worldwide Engineering and Project Management. Mr. Oelking holds a degree in Civil Engineering from Tulane University.  Mr. Rose has served with KBR for over 40 years in numerous leadership roles, while Mr. Calton has been with KBR over 35 years with wideranging experience including managing resource centers and project management oversight.

A copy of the press release announcing the appointments is attached hereto as Exhibit 99.1.

ITEM 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

99.1           Press Release dated April 18, 2011 entitled “KBR Announces Executive Appointments”

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2011	KBR, INC. By: /s/ Jeffrey B. King Name: Jeffrey B. King Title: Vice President, Public Law